                                                                    EXHIBIT 32.1

                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of O.I. Corporation (the "Company") on Form 10-Q for the period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard W.K. Chapman, Acting Chief Executive Officer of the Company and J. Bruce Lancaster, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is made solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to O.I. Corporation and will be retained by O.I. Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Richard W.K. Chapman
-------------------------------------
Name: Richard W.K. Chapman
Title: Acting Chief Executive Officer
Date: May 15, 2007


/s/ J. Bruce Lancaster
-------------------------------------
Name: J. Bruce Lancaster
Title: Chief Financial Officer
Date: May 15, 2007


                                       16